                                                                     EXHIBIT 3.5

                         PROVINCE OF BRITISH COLUMBIA

                                    FORM 19

                                 (Section 348)

                                  COMPANY ACT

                               SPECIAL RESOLUTION


                                                       Certificate of
                                                       Incorporation No. 316345


The following special resolution was passed by the company referred to below on the date stated:

Name of company:    VIDATRON ENTERTAINMENT GROUP INC.

Date resolution passed:  July 14, 1999

Resolution:

"...IT WAS RESOLVED, as a special resolution,

           (a) that the name of the Company be changed to "Peace Arch Entertainment Group Inc." ...; and

           (b) that the Memorandum of the Company be altered to reflect the change of name of the Company so that it shall be in the form presented to the Meeting and attached as Schedule A to these Minutes."

Certified a true copy the ___ day of July, 1999.


----------------------------------------
(Signature)

           Solicitor
-------------------------------------------------
(Relationship to company)

                                   Schedule A

                               FORM 1 (Section 5)

                                  COMPANY ACT

                               ALTERED MEMORANDUM

            (as Altered by Special Resolution passed July 14, 1999)


1.   The name of the Company is "Peace Arch Entertainment Group Inc."

2. The authorized capital of the Company consists of 225,000,000 shares without par value divided into:

     (a) 100,000,000 Class A Multiple Voting Shares without par value having the special rights and restrictions set out in the Articles of the Company;

     (b) 100,000,000 Class B Subordinate Voting Shares without par value having the special rights and restrictions set out in the Articles of the Company; and

     (c) 25,000,000 preference shares without par value having the special rights and restrictions set out in Part 27 of the Articles of the Company.

                          PROVINCE OF BRITISH COLUMBIA

                                    FORM 19

                                 (Section 348)

                                  COMPANY ACT

                               SPECIAL RESOLUTION


                                                     Certificate of
                                                     Incorporation No. 316345


The following special resolution was passed by the company referred to below on the date stated:

Name of company:    VIDATRON ENTERTAINMENT GROUP INC.

Date resolution passed:  July 14, 1999

Resolution:

"...IT WAS RESOLVED, as a special resolution,

     (a) that the Articles of the Company be altered by adding Article 29 - Restrictions on the Issue and Transfer of Shares, in the form presented to the Meeting and attached as Schedule B to these Minutes, to the existing Articles of the Company; and

     (b) that the Board of Directors of the Company in their discretion by resolution may, without requiring further approval, ratification or confirmation by the members, decline to implement this special resolution."


Certified a true copy the ___ day of July, 1999.


----------------------------------------
(Signature)

            Solicitor
----------------------------------------
(Relationship to company)

                                   SCHEDULE B

                                   Article 29

                Restrictions on the Issue and Transfer of Shares

29.1 Interpretation.  Where used in this Article 29:

     "Associate" means persons, firms, associations, corporations, partnerships and other entities acting in concert with the person with respect to whom the term "Associate" is relevant and includes an associate as defined in the Company Act;

     "Benefits" means any and all incentives, loans, grants, tax credits and other financial assistance available only to Canadians;

     "Canadian" means any person included in the definition thereof in any applicable statute, regulation, guideline or policy in respect of a Benefit;

     "Restricted Class" means the class or description of persons and their Associates whose significant or controlling interest in the voting rights attaching to shares or to a certain class of shares of the Company is likely to preclude the Company, or any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations, from being or continuing to be eligible for a particular Benefit;

     "person" includes an individual, firm, corporation, association, trust and any other entity;

     "Shares" means Class A Multiple Voting Shares and Class B Subordinate Voting Shares and any other shares of the Company and includes a security currently convertible into such a share and currently exercisable options and rights to acquire such a share or such a convertible security.

29.2 Shares. In the event that the Company, or any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations, is or becomes eligible for a particular Benefit, the power of the Company to issue any of its Shares and the right of the holder of any such share to transfer the same shall be restricted as follows:

     (a) General Restrictions. The power of the Company to issue any Shares and the right of any holder of Shares to transfer such shares is restricted in the manner hereinafter set out for the purposes of ensuring that the Company, or any corporation in which the Company has a direct or indirect interest through the holding of shares in that or other corporations, is and remains eligible for such Benefit.

     (b)  Refusal to Register Transfers.

          (i) Notwithstanding anything herein otherwise provided, the directors of the Company shall refuse to register a transfer of any Shares if the transfer would, in the opinion of the directors, jeopardize the purposes stated in Article 29.2(a) for which the transfer and issue of Shares are restricted.

          (ii) Without limiting the generality of Article 29.2(b)(i), so long as the holding of shares to which are attached more than a specified percentage of the voting rights attached to all Shares by persons who are members of a Restricted Class would render the Company ineligible for a particular Benefit, the directors of the Company shall refuse to register a transfer of any Shares if:

               (A) voting rights attached to Shares held by or on behalf of persons in the Restricted Class equals or exceeds the maximum of such specified percentage of voting rights attached to Shares as may be held in the aggregate by or for members of the Restricted Class at any relevant time ("Maximum Aggregate Holdings") and the transfer is to one or more persons in the Restricted Class; or

               (B) the total number of voting rights attached to Shares held by or on behalf of persons in the Restricted Class does not exceed the Maximum Aggregate Holdings but the transfer would result in the number of such voting rights attached to shares held by persons in the Restricted Class exceeding the Maximum Aggregate Holdings.

      (c)  Refusal to Allot or Issue.

           (i) The directors of the Company shall not allot or issue a Share to a person in the Restricted Class in circumstances where the directors would be required under Article 29.2(b) to refuse to register a transfer of such a share to such person.

           (ii) For the purposes of Article 29.2(c)(i), the directors may count as issued shares the voting rights attached to any Shares that the Company is offering to its shareholders or prospective shareholders at the time of any such determination.

      (d) Matters Which Directors Can Consider in Exercising Their Powers in Respect of Shares. In considering whether the transfer or issue of a Share would, in the opinion of the directors, jeopardize the purposes stated in Article 29.2(a) for which the transfer and issue of shares are restricted and in exercising their powers under Articles 29.2(b) and 29.2(c), the directors may have regard, among other things, to the likelihood that outstanding rights to purchase any shares of the Company might be exercised by persons who are members of the Restricted Class, and to the likelihood that shares of the Company registered in the names of persons who are not members of the Restricted Class are in fact beneficially owned by persons who are members of the Restricted Class.

29.3  Rules.

      (a) The directors of the Company may from time to time make, amend or repeal any rules required to administer the restricted share provisions set out in this Article 29, including, without limitation, rules:

           (i) to require any person in whose name Shares are registered to furnish a statutory declaration under the Canada Evidence Act declaring whether:

                (A) the member is the beneficial owner of the Shares or holds them for a beneficial owner and if so, identifying the beneficial owner;

                (B) the member or beneficial owner of Shares is an Associate of any other member or beneficial owner and, if so, identifying the other member or beneficial owner;

                (C)  the member or beneficial owner is a Canadian;

                (D) the member is subject to any arrangement requiring the member to act in concert with respect to the member's interest in the Company with any other member or beneficial owner of Shares and if so, identifying the other member or beneficial owner and disclosing particulars of the arrangement; and

                (E) declaring any further or other facts the directors consider relevant;

           (ii) to require any person seeking to have a transfer of a Share registered in that person's name or to have a Share issued to that person to furnish a declaration similar to the declaration a member may be required to furnish under Article 29.3(a)(i); and

           (iii) to determine the circumstances in which declarations are required, their form, content and the times when they are to be furnished.

      (b) Where a person is required to furnish a declaration pursuant to a rule made under Article 29.3(a), the directors may refuse to register a transfer of a Share to that person or to issue a Share to that person until that person has furnished such a declaration and such person shall not be entitled to vote at any meeting of members held thereafter unless that person provides such declaration forty-eight
           (48) hours prior to the date and time of any such meeting.

      (c) In administering these provisions, the directors, any officer, employee or agent of the Company may rely upon:

           (i) a statement made in a declaration furnished under Article 29.3(a)(i) or (ii); and

           (ii) the knowledge of such directors or any officer, employee or agent,

           and the Company, its directors, officers, employees and agents are not liable for anything done or omitted by them in good faith in reliance upon such statements or knowledge.

      (d) Where the directors are required to determine the total number of voting rights attaching to Shares held by or on behalf of persons who are members of the Restricted Class, the directors may calculate the number of voting rights attached to such shares as the total of:

           (i) the voting rights attached to Shares held by every member whose latest address as shown on the register of members is outside Canada; and

           (ii) the voting rights attached to Shares held by every member whose latest address as shown in the register of members is in Canada but who, to the knowledge of a director, officer, employee or agent of the Company is not a Canadian.

      (e) The directors may rely on the register of members of the Company to make the calculation under Article 29.3(d) as of a date that is not earlier than four (4) months before the date on which the calculation is made.

29.4 Disclosure. The directors shall cause to be noted conspicuously the general nature of these provisions in every:

      (a)  certificate representing Shares issued hereafter;

      (b)  management information or proxy circular;

      (c) prospectus, statement of material facts, registration statement or similar document; and

      (d) take-over bid circular where the consideration for the shares of the offeree corporation is in whole or in part securities of the Company.

                          PROVINCE OF BRITISH COLUMBIA

                                    FORM 19

                                 (Section 348)
                                  COMPANY ACT

                               SPECIAL RESOLUTION

                                                       Certificate of
                                                       Incorporation No. 316345

The following special resolution was passed by the company referred to below on the date stated:

Name of company:    VIDATRON ENTERTAINMENT GROUP INC.

Date resolution passed:  July 14, 1999

Resolution:

"...IT WAS RESOLVED, as a special resolution,

     (a) that the Articles of the Company be altered by deleting Article 10.3 in its entirety and replacing it with the following:

          "10.3 Save as herein otherwise provided, a quorum shall be two members or one or more proxyholders representing two members, or one member and a proxyholder representing another member, holding not less than 33 1/3% of the issued and outstanding shares of the Company carrying voting rights at the meeting. The Directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the Company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or be entitled to vote at any general meeting unless he shall be a member or proxyholder entitled to vote thereat."; and

     (b) that the Board of Directors of the Company in their discretion by resolution may, without requiring further approval, ratification or confirmation by the members, decline to implement this special resolution."

Certified a true copy the ___ day of July, 1999.

------------------------------------------
(Signature)

              Solicitor
------------------------------------------
(Relationship to company)

                          PROVINCE OF BRITISH COLUMBIA

                                    FORM 19

                                 (Section 348)

                                  COMPANY ACT

                               SPECIAL RESOLUTION

                                                       Certificate of
                                                       Incorporation No. 316345

The following special resolution was passed by the company referred to below on the date stated:

Name of company:         VIDATRON ENTERTAINMENT GROUP INC.

Date resolution passed:  July 14, 1999

Resolution:

"...IT WAS RESOLVED, as a special resolution,

     (a) that the conversion ratio as resolved by the Special Resolution passed February 16, 1999 (the "Initial Resolution") be consolidated so that each 5 issued and outstanding Common Shares shall be converted into 1 Class A Multiple Voting Share and 1 Class B Subordinate Voting Share, subject always to the condition that any fractional shares resulting from such conversion shall be combined and issued as one Class B Subordinate Voting Share; and

     (b) that the Board of Directors of the Company in their discretion by resolution may, without requiring further approval, ratification or confirmation by the members, decline to implement this special resolution."


Certified a true copy the ___ day of July, 1999.


--------------------------------------
(Signature)

            Solicitor
--------------------------------------
(Relationship to company)